UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2012

CORPORATE PROPERTY ASSOCIATES

17 - GLOBAL INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction

of Incorporation)

000-52891	20-8429087
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

An annual meeting of stockholders was held on June 28, 2012, at which time a vote was taken to elect directors for Corporate Property Associates 17 - Global Incorporated (the “Company”) through the solicitation of proxies. Set forth below are the final voting results for the election of directors, who were elected to serve until the next annual meeting of stockholders:

Name of Director	For	Withheld	Abstain*

Marshall E. Blume	114,275,655	2,631,098	2,490,700

Trevor P. Bond	114,425,640	2,481,113	2,490,700

Elizabeth P. Munson	114,365,509	2,541,244	2,490,700

Richard J. Pinola	114,353,600	2,553,153	2,490,700

James D. Price	114,242,869	2,663,884	2,490,700

*	Represents shares held by the Company’s advisor, W. P. Carey & Co. LLC and certain of its affiliates, which were present for quorum purposes but are not entitled to be voted for the election of directors under the Company’s Charter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 17 - Global Incorporated

Date: July 5, 2012	By:	/s/ Thomas E. Zacharias
Managing Director
Chief Operating Officer